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                              Exhibit 99 - Press Release



                      -------------        6113 Lemmon, Dallas, Texas 75209
                                           Tel 214.956.4511 o Fax 214.956.4239
NEWS RELEASE            HAGGAR(R)          Contact: David Tehle
                                                    Executive Vice President and
                      -------------                 Chief Financial Officer



FOR IMMEDIATE RELEASE


                        HAGGAR QUARTERLY SALES SURGE 5%
                             Annual Sales Grow 3%

         DALLAS, TX (November 6, 2001) -- Haggar Corp. (NASDAQ-HGGR) announced results for the fourth quarter and full year for fiscal year 2001, which ended September 30, 2001.

         For the fourth quarter of fiscal 2001, Haggar reported net sales of $120,772,000 and net income of $2,731,000, or $0.42 on a diluted earnings per share basis. This compares to the fourth quarter of 2000, in which the Company reported $115,053,000 in net sales and a net income of $5,120,000, or $0.78 on a diluted earnings per share basis.

         For fiscal 2001, Haggar reported net sales of $444,570,000 and a net loss of $8,670,000 related to the global sourcing reorganization announced during the second quarter of fiscal 2001, compared to net sales of $432,855,000 and net income of $9,282,000 during the same period in 2000. The fiscal year 2001 loss was $1.34 per share compared to income of $1.37 per share for the previous year.

         J.M. Haggar, III, the Company's Chairman and Chief Executive Officer, stated, "We are excited about our sales increase of 5% for our fourth quarter and a 3.0% increase in net sales for the full year. This is our second consecutive quarter of sales increases as our third quarter sales for fiscal 2001 were 6% higher than sales during the third quarter in fiscal 2000. We are very pleased with our sales performance, particularly in light of a weak retail environment. Our strategic initiatives that we have invested in are paying off through increases in market share."

         Frank Bracken, President and Chief Operating Officer, added, "We are seeing the results of our strategy to diversify and balance our business even in our tough retail environment. We have experienced good topline performance from the Haggar brand, as well as our licensed brands: DKNY and Claiborne. We will continue to grow market share in both the private label and branded businesses, the dress and casual pant businesses, and the clothing and sportswear businesses."

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                                  -more-

         David Tehle, Executive Vice President and Chief Financial Officer, noted, "the Company has reduced its inventories by $6 million from $104 million at the end of the third quarter of fiscal 2001 to $98 million at the end of the fourth quarter of fiscal 2001. Furthermore, the total debt has been reduced by $14 million to $53 million as of the end of fiscal 2001, as compared to $67 million as of the end of the third quarter of fiscal 2001. The Company reduced its overall debt through increased sales, increased collections, and reduced inventory levels.

         The Haggar Board of Directors continued the $0.05 per share quarterly dividend. The dividend will be payable on November 19, 2001, to shareholders of record as of November 5, 2001.

         The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in such statements; the results could be affected by, among other things, general business conditions, the impact of competition, the seasonality of the Company's business, labor relations, governmental regulations, unexpected judicial decisions, and inflation. In addition, the financial results for the quarter just ended do not necessarily indicate the results that may be expected for any future quarters or for any fiscal year. Investors also should consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

         Additionally, the Company will be filing an 8K with the Securities and Exchange Commission tomorrow with its latest financial projections for fiscal 2002.

         Haggar Clothing Co., a wholly-owned subsidiary of Haggar Corp. (NASDAQ-HGGR), is a leading marketer of men's casual and dress apparel and women's sportswear, with global headquarters in Dallas, TX. Haggar markets in the United States, United Kingdom, Canada, Mexico, South Africa, and Indonesia. Haggar also holds exclusive licenses in the United States to use the Claiborne(R) trademark and in the United States and Canada to use the DKNY(R) trademark to manufacture, market, and sell men's shorts and pants in men's classification pant departments. For more information visit the Haggar website at www.haggarcorp.com.

                                  -more-

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                                         HAGGAR CORP.


CONDENSED CONSOLIDATED                            THREE MONTHS ENDED             TWELVE MONTHS ENDED
STATEMENTS OF INCOME                                 SEPTEMBER 30,                  SEPTEMBER 30,
                                                  2001           2000           2001            2000
=======================================================================================================
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales                                        $120,772       $115,053      $ 444,570      $ 432,855
Reorganization Costs                                 (650)             -         20,150              -
Cost of sales                                      84,124         74,527        307,796        287,392
                                                 ------------------------------------------------------
Gross profit                                       37,298         40,526        116,624        145,463
Selling, general and administrative expenses      (31,294)       (31,415)      (123,972)      (128,849)
Royalty income                                        380            935          1,856          2,436
                                                 ------------------------------------------------------
Operating income (loss)                             6,384         10,046         (5,492)        19,050
Other income (expense)                               (309)           562           (107)         1,370
Interest expense                                   (1,344)        (1,116)        (5,140)        (4,084)
                                                 ------------------------------------------------------
Net income (loss) before provision (benefit)
 for income taxes                                   4,731          9,492        (10,739)        16,336
Provision (benefit) for income taxes                2,000          4,372         (2,069)         7,054
                                                 ------------------------------------------------------
Net income (loss)                                   2,731       $  5,120         (8,670)     $   9,282
                                                 ======================================================

Net income (loss) per common share - Basic       $   0.42       $   0.78      $   (1.34)     $    1.38
Net income (loss) per common share - Diluted     $   0.42       $   0.78      $   (1.34)     $    1.37
                                                 ======================================================

Weighted average shares outstanding - Basic         6,485          6,547          6,485          6,733
Weighted average shares outstanding - Diluted       6,511          6,602          6,485          6,786
                                                 ======================================================


CONDENSED CONSOLIDATED
BALANCE SHEET                                              SEPTEMBER 30, 2001        SEPTEMBER 30, 2000
========================================================================================================
                                                                          (IN THOUSANDS)
ASSETS
Cash and cash equivalents                                       $  7,800                  $  6,238
Accounts receivable, net                                          69,047                    66,362
Due from factor                                                    2,252                     1,951
Inventories                                                       97,726                    92,581
Deferred tax benefit                                              11,290                    10,624
Other current assets                                               2,215                     1,737
                                                      --------------------------------------------------
Total current assets                                             190,330                   179,493
Property, plant and equipment, net                                51,975                    59,563
Goodwill                                                          25,050                    26,505
Other assets                                                       7,870                     6,795
                                                      --------------------------------------------------
    Total Assets                                                 275,225                  $272,356
                                                      ==================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                $ 35,645                  $ 25,176
Accrued liabilities                                               25,374                    22,970
Other current liabilities                                          8,748                    10,047
Current portion of long-term debt                                  4,021                     4,046
                                                      --------------------------------------------------
Total current liabilities                                         73,788                    62,239
Long term debt                                                    49,338                    46,333
Stockholders' equity                                             152,099                   163,784
                                                      --------------------------------------------------
    Total Liabilities and Stockholders' Equity                   275,225                  $272,356
                                                      ==================================================